AMENDMENT NO. 1

                                       TO

                             WAREHOUSING AGREEMENT



         AMENDMENT NO. 1 TO WAREHOUSING AGREEMENT, dated as of
May 28, 1994, between JENNIFER CONVERTIBLES, INC., a Delaware corporation ("Jennifer"), and JENNIFER WAREHOUSING, INC., a New
York corporation ("Warehousing")


                              W I T N E S S E T H:


         WHEREAS, Jennifer and Warehousing are parties to a Warehousing Agreement (the "Warehousing Agreement"), dated as of December 31, 1993, pursuant to which the parties agreed to certain warehousing and distribution arrangements in connection with the operation of Jennifer Convertibles stores;

         WHEREAS, the parties desire to amend certain of the terms and conditions of the Warehousing Agreement upon the terms and conditions hereinafter set forth;

         NOW THEREFORE, the parties hereto hereby agree as follows:

         1. Definitions. All terms used herein which are defined in the Warehousing Agreement and not otherwise defined herein are used herein as defined therein.

         2. Amendment to First Preamble. The first "Whereas" clause of the Warehousing Agreement is hereby amended by deleting such clause in its entirety and replacing it with the following:

              WHEREAS, Jennifer is in the business of owning, operating and licensing retail stores operating under the name (i) "Jennifer Convertibles(REGISTERED TRADEMARK) specializing in sofabeds, companion pieces and related items, (ii) Jennifer Leather Specializing in leather furniture and
         (iii) Elegant Living specializing in upholstered living room furniture (the Jennifer Convertibles, Jennifer Leather and Elegant Living Stores are hereinafter referred to as the "Jennifer Stores");"

         3.   Amendment to Second Preamble.  The second
"Whereas" clause of the Warehousing Agreement is hereby amended by deleting the phrase "and Florida" appearing therein and inserting the phrase ", Florida and California" in its place.








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         4.   Amendment to Definitions.  The definition of the
word "Merchandise" appearing in the Warehousing Agreement is hereby amended by deleting such phrase in its entirety and replacing it with the following:

              ""Merchandise" shall mean (i) sofabeds, sofas, loveseats and related articles compatible with the type and quality of merchandise generally sold in Jennifer Convertibles stores, (ii) leather furniture and related articles compatible with the type and quality of merchandise generally sold in Jennifer Leather stores, (iii) upholstered living room furniture and related articles compatible with the type and quality of merchandise generally sold in Elegant Living stores and (iv) Accessories."

         5.   Amendment to Section 3(a).  Section 3(a) of the
Warehousing Agreement is hereby amended by deleting such Section in its entirety and inserting the following in its place.

              "3. Warehousing Fees. (a) Jennifer shall pay to Warehousing within 25 days after the end of each calendar month a warehousing fee equal to the sum of (i) 5% of the aggregate Net Sales (as defined below) of all Pre-purchased Inventory (other than Accessories) and Special Order Merchandise (other than Accessories) delivered to customers of Jennifer Stores owned by Jennifer or its subsidiaries during such calendar month and (ii) 5% of the aggregate suggested retail selling price of all Merchandise delivered during such calendar month to Jennifer Stores owned by Jennifer or its subsidiaries for display or use. With respect to Merchandise delivered to customers of Jennifer Stores owned by Jennifer or any of its subsidiaries, affiliates or partnerships controlled by Jennifer or any subsidiary of Jennifer or delivered to such stores for display or use, Jennifer shall be solely and exclusively entitled to any and all discounts or rebates, including, without limitation, volume related discounts and any warehouse handling, truckload or other shipping discounts (including early payment discounts) refunded or credited to Jennifer by its suppliers and Warehousing shall have no interest in, and not be entitled to, any such discounts or rebates."



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         6.   Amendment to Section 9 (b) .  Section 9 (b) of the
Warehousing Agreement is hereby amended by deleting the phrase
"Attention: Edward B. Seidner" appearing therein and inserting the phrase "Attention: Fred J. Love" in its place.

         7. Continued Effectiveness. The Warehousing Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that all references in the Warehousing Agreement to (i) Jennifer Convertibles stores shall mean Jennifer Stores as such term is defined in this Amendment and (ii) "this Agreement", "hereto", "herein", "thereof", "hereunder" or words of like import referring to the Warehousing Agreement shall mean the Warehousing Agreement as amended by this Amendment.

         8. Effective Date. The provisions of this Amendment shall be retroactive to, and effective as of, January 1, 1994.

         9. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New
York, without giving effect to the conflict of laws principles thereof.

         10. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and together which shall be deemed one instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

                                 JENNIFER CONVERTLES, INC.



                                   By: /s/ Harley J. Greenfield
                                      -------------------------
                                   Name: Harley J. Greenfield
                                   Title: President


                                 JENNIFER WAREHOUSING, INC.




                                   By: /s/ Fred J. Love
                                      -------------------------
                                   Name: Fred J. Love
                                   Title: President







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